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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY
                     WITH RESPECT TO REGISTRATION STATEMENTS
            COVERING COMMON STOCK, DEBT SECURITIES, LEASE SECURITIES,
          GUARANTEES AND OTHER SECURITIES ISSUED BY FORD MOTOR COMPANY



     The undersigned, an officer of FORD MOTOR COMPANY (the "Company"), appoints each of J. M. Rintamaki, L. J. Ghilardi, K. S. Lamping, P. J. Sherry, Jr., M. F. Marecki and D. J. Cropsey his true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable the Company to register the above-captioned securities for issuance and sale under, and otherwise to comply with, the Securities Act of 1933 and any requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, including but not limited to, power and authority to sign his name (whether on behalf of the Company, or otherwise) to one or more Registration Statements and any amendments thereto, or any of the exhibits, financial statements and schedules, or the prospectuses, filed therewith, and to file them with the Commission, all as authorized at a meeting of the Board of Directors of the Company held on April 8, 1999. The undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof. Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.

     The undersigned has signed his name as of the 28th day of January, 2000.



                                                   /s/ Henry D. G. Wallace
                                                   -----------------------
                                                    Henry D. G. Wallace